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                           CERTIFICATE OF AMENDMENT

                                      TO

                             CERTIFICATE OF TRUST

                                      OF

                              LEVCO SERIES TRUST

         (Pursuant to Section 3810 of the Delaware Business Trust Act)


To the Secretary of State
State of Delaware


          It is hereby certified that:

          1. The name of the business trust (hereinafter referred to as the "trust") is LEVCO SERIES TRUST.

          2. The following Article is hereby added to the Certificate of Trust of the trust, as heretofore amended, to read as follows:

               "SIXTH: The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Business Trust shall be enforceable against the assets of such series only, and not against the assets of the Business Trust generally."

          3.   The undersigned persons are trustees of the trust.

          IN WITNESS WHEREOF, the undersigned, being the initial trustees of LEVCO SERIES TRUST, have duly executed this Certificate of Trust as of this 9th day of May, 1997.


                                       /s/ Jeffrey A. Kigner
                                       ---------------------------------------
                                       Jeffrey A. Kigner, as Trustee and
                                        not individually



                                       /s/ John A. Levin
                                       ---------------------------------------
                                       John A. Levin, as Trustee and
                                        not individually